Exhibit 23
Consent of the Independent Registered Public Accounting Firm
HearUSA Inc.
West Palm Beach, Florida
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (filed September 13, 1994), Form S-8 (File No. 333-08523), Form S-3 (File No. 333-04303), Form S-3 (File No. 333-04639), Form S-3 (File No. 333-11429) , Form S-3 (File No. 333-18753), Form S-3 (File No. 333-24357), Form S-3 (File No. 333-25169), Form S-3 (File No. 333-64571), Form S-3 (File No. 333-38862), Form S-8 (File No. 333-73022), Form S-3 (File No. 333-115399) and Form S-3/A (File No. 333-128605) of our report dated March 17, 2006 (May 10, 2006 as to note 22 and the effects of the restatement), relating to the consolidated financial statements and financial statement schedule of HearUSA Inc., appearing in the Company’s Amendment No. 1 to Annual Report on Form 10-K for fiscal year ended December 31, 2005.
West Palm Beach, Florida                                                                                BDO Seidman, LLP
May 11, 2006